FOR IMMEDIATE RELEASE

Contact:
John H. Dahly
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer
920-208-4107
Jonathan B. Hoenecke
Vice President of Finance
920-457-4433

FRESH BRANDS REPORTS POSITIVE FIRST QUARTER OPERATING RESULTS
Net Income of $0.2 Million, or $0.04 per Diluted Share, on Increased Sales
Company Achieves Increased Liquidity

SHEBOYGAN, WI, May 26, 2005 7:00 A.M. Fresh Brands, Inc. (Nasdaq: FRSH) today released results for its first quarter ended April 23, 2005.

Net sales for the first quarter of 2005 increased to $197,658,000 compared to $196,386,000 for the first quarter of 2004. Income from continuing operations was $212,000, or $0.04 per diluted share, for the first quarter of 2005 compared to a loss from continuing operations of $696,000, or $0.14 per diluted share, for the first quarter of 2004. Net income was $212,000, or $0.04 per diluted share, for the first quarter of 2005, compared to a net loss of $1,694,000, or $0.34 per diluted share, for the first quarter of 2004. The net loss for 2004 included the operating losses and the loss on disposal of several corporate stores that were closed or sold in 2004.

“We are pleased to report our third consecutive profitable quarter as we begin to realize the benefits of having closed or sold several of our underperforming corporate and franchise stores and as we continue to focus on establishing our value proposition,” said Louis Stinebaugh, Fresh Brands’ President and Chief Operating Officer.

The Company’s comparable store sales performance for the quarter compared to the first quarter of 2004 were as follows:

Comparable store sales:	Increase/(decrease)
Corporate stores	0.3%
Consolidated franchise stores	-2.2%
Other franchise stores	2.1%
Combined corporate and franchised stores	0.9%

“Overall, we are pleased with the early results of our value proposition. We had competitive openings in three of our corporate store markets that offset some of the sales gains for the corporate group. In addition, a competitive opening affected sales in two of our consolidated franchise stores that gave rise to the overall decrease for that group of stores,” said Stinebaugh.

“During the first quarter of 2005, we completed several initiatives that should have significant benefits for us in the future. We completed the integration of the redundant management functions for our Dick’s Supermarkets operations. We closed one of our three corporate stores in Sheboygan that was incurring significant operating losses. We have been successful in transferring a majority of that store’s volume to our two remaining stores and, as a result, we expect to improve the operating results in those stores. We facilitated the closure of two underperforming franchise stores that were generating losses for our wholesale segment. At the end of the quarter, we also facilitated the sale of two additional franchise stores to a new franchise operator that we expect will be able to improve the operating performance of those stores. We will continue to review all remaining underperforming stores to determine appropriate actions to be taken for those locations that are not meeting our performance expectations,” said Stinebaugh.

“We also significantly improved our liquidity during the first quarter. Our operating cash flows remain strong and we continue to carefully manage our working capital levels and our capital expenditures. As a result, we were successful during the quarter in reducing our borrowings under our credit facility by $2.7 million to $17.6 million and increasing our availability under the facility by $4.0 million to $13.7 million,” said John Dahly, Fresh Brands’ Executive Vice President and Chief Financial Officer.

Wholesale segment

The Company’s wholesale revenues decreased by $6.1 million, or 4.2%, in the first quarter of 2005 compared to the first quarter of 2004 primarily due the store closures or sales during the past year. The Company’s operating performance improved significantly based on a reduction in promotional costs compared to 2004 when the Company incurred significant promotional costs to increase retail sales. In addition, in 2004 the Company incurred a $1.3 million lease exit charge related to the closure of one of its franchise stores.

Corporate retail segment

The Company’s corporate store sales decreased by $6.5 million, or 7.5%, in the first quarter of 2005 compared to the first quarter of 2004 principally due to the sale of two of the Company’s corporate Piggly Wiggly stores last September to a new franchise, which is now included in the Company’s franchise retail segment. As expected, the Company’s gross margin was down 22 basis points from last year due to the impact of the value proposition. In addition, in 2005, the Company incurred a significantly higher operating loss in closing its corporate store in Sheboygan. The Company expects to realize the anticipated benefits of closing that store in future periods.

Franchise retail segment

The Company’s franchise retail segment consists of franchise entities that the Company is required to consolidate with its own operations primarily because of its loan guarantees to these entities. The operating results for the first quarter of 2005 include the results for 18 consolidated franchise stores and the operating results for the first quarter of 2004 include the results for 16 consolidated franchise stores. The Company’s franchise retail segment sales increased $5.5 million, or 16.9%, in the first quarter of 2005 compared to the first quarter of 2004 primarily due to the inclusion of the additional two stores. The gross margin of the Company’s franchise retail stores was impacted by the value proposition to a larger degree than the Company’s corporate retail stores based on the mix of merchandise in these stores.

Conference Call Information

Fresh Brands’ management will discuss the items disclosed in this press release in a conference call on May 27, 2005 at 1:00 P.M. CST (2:00 P.M. EST). The call can be accessed by dialing 1-800-559-9370 (confirmation number is 11802553; host is Mr. Louis Stinebaugh).

Fresh Brands, Inc. is a supermarket retailer and grocery wholesaler through corporate-owned retail, franchised and independent supermarkets. The corporate-owned and franchised retail supermarkets currently operate under the Piggly Wiggly® and Dick’s® Supermarkets brands. Fresh Brands currently has 77 franchised supermarkets, 20 corporate-owned supermarkets and two corporate-owned convenience stores, all of which are served by two distribution centers and a centralized bakery/deli production facility. Supermarkets are located throughout Wisconsin, northern Illinois and Iowa. For more information, please visit the Company’s corporate web site at www.fresh-brands.com or its consumer web sites and www.shopthepig.com and www.dickssupermarkets.com.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements can generally be identified as such because the context of the statement will include words such as we believe, anticipate, expect or words of similar import.  Similarly, statements that describe the Company’s future plans, objectives, strategies or goals are also forward-looking statements.  Specifically, forward-looking statements include statements about: (a) the Company’s expectations regarding the anticipated benefits of its new operational focus, particularly its new in-store value proposition and pricing and marketing strategy, including the impact that the new operational focus will have on the Company’s future financial performance and condition, including on net sales and gross profit margins and comparable store sales; (b) the anticipated benefits that the Company’s new in-store value proposition and specific marketing plans and other operating goals will have on the Company’s underperforming corporate and franchised supermarkets and the potential consequences if such anticipated benefits are not realized; (c) the number of expected owned and franchisee supermarket closings in 2005, the amount of charges the Company expects to incur in connection with such supermarket closings and the potential effect that such charges could have on the Company’s future financial performance and condition; (d) the annual savings that the Company expects to realize as a result of the full integration of its Dick’s Supermarkets operations; (e) the anticipated impact that the Company’s new headquarters pricing system will have on its pricing strategy; (f) the Company’s ability to continue to grow its wholesale operations; (g) the Company’s belief that its existing bank credit facility will provide it with sufficient liquidity to meet its normal, expected working capital requirements, planned capital expenditures, and term debt payments for 2005; and (h) the potential that the Company may incur impairment charges for long-lived assets or goodwill and the potential magnitude of such charges.  Such forwardlooking statements are subject to certain risks and uncertainties that may materially adversely affect the Company’s anticipated results.  Such risks and uncertainties include, but are not limited to, the following: (1) the Company realizing the expected benefits of its new in-store value proposition and the likely material adverse consequences to its financial results and condition if  the expected benefits are not realized or are not realized in a timely manner; (2) the possibility that the Company’s vendors may adversely change the terms on which they extend credit to sell products to the Company; (3) the Company’s limited liquidity under its revolving credit facility; (4) the Company’s significant capitalized lease and guarantee amounts; (5) the presence of intense competitive market activity in the Company’s market areas, including competition from warehouse club stores and deep discount supercenters; (6) the cost advantages that many of the Company’s competitors have as a result of their larger purchasing power and, in many cases, non-union workforces; (7) the Company’s ability to identify and convert new franchisee stores; (8) the Company’s continuing ability to obtain reasonable vendor marketing funds for promotional purposes; (9) the potential recognition of repositioning and/or other charges resulting from potential closures, conversions and consolidations of retail stores due principally to the competitive nature of the industry and to the quality of the Company’s retail store operators; (10) the potential recognition of additional charges relating to uncollectible accounts receivable from the Company’s franchise operators; (11) the potential recognition, if the Company is not able to achieve its operating plans for certain of its corporate retail stores, of additional potentially significant impairment charges for long-lived assets or goodwill; and (12) the Company’s costs to continue to comply with the Sarbanes-Oxley Act of 2002.  Shareholders, potential investors and other readers are urged to consider these risks carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Fresh Brands, Inc.
Consolidated Statement of Operations
(Unaudited)

	For the 16-weeks ended
(in thousands, except per share data)	April 23, 2005	April 24, 2004
Net sales	$197,658	$196,386
Cost of products sold	153,128	154,079

Gross profit	44,530	42,307
Selling and administrative expenses	39,029	37,358
Repositioning and other impairment charges	--	1,315
Depreciation and amortization	3,683	3,689

Operating income	1,818	(55)
Interest expense, net	1,021	1,004
Interest expense of consolidated franchises	412	368
Minority interest in earnings (losses)	38	(50)

Earnings (loss) from continuing operations before income taxes	347	(1,377)
Income tax provision (benefit)	135	(681)

Income (loss) from continuing operations	212	(696)
Discontinued operations	--	(862)
Cumulative effect of accounting change	--	(136)

Net income (loss)	$212	$(1,694)

Earnings (loss) per share - basic:
Income from continuing operations	$0.04	$(0.14)
Loss from discontinued operations	--	$(0.17)
Cumulative effect of accounting change	--	$(0.03)
Net income (loss)	$0.04	$(0.34)
Earnings (loss) per share - diluted:
Income from continuing operations	$0.04	$(0.14)
Loss from discontinued operations	--	$(0.17)
Cumulative effect of accounting change	--	$(0.03)
Net income (loss)	$0.04	$(0.34)
Weighted average shares outstanding:
Basic	4,930	4,912
Diluted	4,930	4,912

Fresh Brands, Inc.
Operating Segment Information
(Unaudited)

	For the 16 weeks ended
(in thousands)	April 23, 2005		April 24, 2004
Sales
Wholesale	$140,689		$146,810
Corporate Retail	79,721		86,191
Franchise Retail	38,016		32,534
Intersegment Eliminations
Sales to Corporate Retail	(41,546)		(52,587)
Sales to Franchise Retail	(19,222)		(16,562)

Total	$197,658		$196,386

Gross Profit
Wholesale	$18,096	12.9%	$15,510	10.6%
Corporate Retail	18,199	22.8%	19,864	23.1%
Franchise Retail	8,908	23.4%	7,881	24.2%
Intersegment Eliminations	(673)		(948)

Total	$44,530	22.5%	$42,307	21.5%

Operating Profit
Wholesale	$3,826	2.7%	$830	0.6%
Corporate Retail	(1,491)	(1.9)%	(776)	(0.9)%
Franchise Retail	(517)	(1.4)%	(109)	(0.3)%

Total	$1,818	0.9%	$(55)	(0.0)%

Fresh Brands, Inc.
Consolidated Balance Sheets

(Subject to reclassifications)
(in thousands)	(Unaudited) April 23, 2005	January 1, 2005
Assets
Current assets:
Cash and equivalents	$6,117	$5,870
Receivables, net	15,380	16,098
Inventories	33,869	38,172
Other current assets	11,158	12,097

Total current assets	66,524	72,237

Noncurrent receivable under capital subleases	28,133	28,629
Property and equipment, net	31,830	34,299
Property under capital leases, net	38,908	39,463
Goodwill	21,455	21,455
Other noncurrent assets	6,647	6,896

Total assets	$193,497	$202,979

Liabilities and Shareholders' Investment
Current liabilities:
Accounts payable	$27,336	$32,196
Accrued liabilities	16,971	17,619
Current portion of revolving credit facility	5,000	5,000
Current obligations under capital leases	2,979	2,899
Current maturities of debt	2,883	2,968

Total current liabilities	55,169	60,682

Long-term capital lease obligations	70,461	71,322
Revolving line of credit	12,600	15,300
Other long-term debt	5,891	6,394
Other noncurrent liabilities	1,092	1,082
Minority interests	423	580
Shareholders' investment	47,861	47,619

Total liabilities and shareholders' investment	$193,497	$202,979

Availability under credit facility	$13,724	$9,667

Fresh Brands, Inc.
Condensed Consolidated Statement of Cash Flows (Unaudited)

(Subject to reclassifications)	For the 16-weeks ended
(in thousands)	April 23, 2005	April 24, 2004
Cash flows from operating activities:
Net income (loss)	$212	$(1,694)
Adjustments to reconcile net income to net cash provided
by operating activities:
Provision for doubtful accounts	685	1,115
Depreciation and amortization	3,683	3,757
Provisions for store closures	--	1,315
Deferred income taxes	17	(29)
Minority interest	37	(50)
Cumulative effect of change in accounting principles	--	136
Changes in assets and liabilities:
Receivables, net	33	(748)
Inventories	4,303	2,384
Other current assets	1,067	(33)
Accounts payable	(4,860)	(4,477)
Accrued liabilities	(671)	(126)

Net cash flows provided by operating activities	4,506	1,550

Cash flows from investing activities:
Capital expenditures	(483)	(2,153)
Expenditures for land and buildings under development	--	(2,050)
Proceeds from sale of land and buildings under development	--	6,430
Receipt of principal amounts under capital subleases	454	365

Net cash flows (used in) provided by investing activities	(29)	2,592

Cash flows from financing activities:
Net change in revolver activity	(2,700)	5,450
Principal payments on capital lease obligations	(781)	(754)
Principal payments of consolidated franchise debt	(512)	(548)
Principal payments on long-term debt	(73)	(120)
Deferred financing costs	--	(512)
Distributions to minority interests	(194)	(132)
Other financing activities	30	45

Net cash flows (used in) provided by financing activities	(4,230)	3,429

Cash and equivalents:
Net change	247	7,571
Cash of consolidated franchises at beginning of period	--	115
Balance, beginning of period	5,870	1,323

Balance, end of period	$6,117	$9,009